UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 13, 2018

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	902 Broadway, Floor 20 New York, New York, USA 10010 (212) 821-0100

(Address of principal executive offices, zip code, telephone numbers)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 – Regulation FD Disclosure

In connection with the Company’s previously-announced strategic review of its virtual reality pilot initiative, the Company has decided to close its remaining VR locations and write-off certain VR content investments. Furthermore, as part of the Company’s ongoing efforts to decrease costs and increase operating leverage, the Company is reducing certain functions and realigning resources in certain areas. The Company anticipates recognizing one-time impairment charges of $6.9 million in the fourth quarter of 2018 as a result of these strategic decisions.

In addition to the foregoing, the Company will also recognize one-time charges of $3.3 million and $4.2 million in the fourth quarter, associated with the transition of the Company’s CEO, IMAX Entertainment, and with legal fees awarded in the Company’s previously disclosed arbitration, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)

Date:	December 13, 2018	By:	/s/ Robert D. Lister
		Name:	Robert D. Lister
		Title:	Chief Legal Officer & Senior Executive Vice President

		By:	/s/ Kenneth I. Weissman
		Name:	Kenneth I. Weissman
		Title:	Senior Vice President, Legal Affairs and Corporate Secretary

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